MHM®

Mayer Hoffman McCann P.C.
An Independent CPA Firm

1675 N. Military Trail, Fifth Floor ▪ Boca Raton, Florida 33486
Main: 561.994.5050 ▪ Fax: 561.241.0071 ▪ www.mhmcpa.com

October 17, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Axion Power International, Inc.
File No. 000-22573

Ladies and Gentlemen,

We have read Item 4.01 of the Form 8-K dated October 17, 2016, of Axion Power International, Inc. and are in agreement with the statements contained on page 2 therein insofar as they relate to our Firm.

Mayer Hoffman McCann P.C.

Boca Raton, Florida